Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-41828, 333-229776, 333-226431, 333-226429, 333-209684, 333-176085, 333-146400, 33-59603, and 33-48807) and Form S-3 (No. 333-226427) of Marsh & McLennan Companies, Inc. of our report dated 6th June 2019 relating to the financial statements of Jardine Lloyd Thompson Group plc, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
London, United Kingdom
6 June 2019